SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934



Check the appropriate box:

[X]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
       (d)(2))
[ ]    Definitive Proxy Statement


                        STRATEGIC CAPITAL RESOURCES, INC.
                        ---------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

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[ ]    Fee computed on table below per Exchange Act Rule 14c-5(g) and O-11.

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       2)    Aggregate number of securities to which transaction applies:

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       3)    Per  unit  price  or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       4)    Proposed maximum aggregate value of transaction:

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       5)    Total fee paid:

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[ ]    Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously paid:
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       2)    Form Schedule or Registration Statement No.:
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       3)    Filing Party:
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       4)    Date Filed:
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                        STRATEGIC CAPITAL RESOURCES, INC.
                                7900 Glades Road
                            Boca Raton, Florida 33434
                                 (561) 558-0165


                              INFORMATION STATEMENT


                                  INTRODUCTION

     This Information Statement is being mailed or otherwise furnished to shareholders of STRATEGIC CAPITAL RESOURCES, INC., a Delaware corporation (the "Company"), on or about May ______, 2002, in connection with a certain shareholder action taken by written consent of the holders of a majority of our outstanding shares of Common Stock to approve an amendment to our Certificate of Incorporation, as amended, substantially in the form attached as Exhibit "A" to this Information Statement (the "Amendment"). The purpose of the Amendment is to effect a reverse split (the "Reverse Stock Split") of our Common Stock, $.001 par value per share (the "Common Stock") pursuant to which each two hundred
(200) shares of our Common Stock issued and outstanding as of the record date of the Reverse Stock Split will be combined and consolidated into one (1) share of Common Stock immediately following the Reverse Stock Split.

     Our Board of Directors approved the Amendment on April 8 , 2002, and recommended that the Amendment be approved by our shareholders. The Amendment requires the approval of holders of a majority of the outstanding shares of our Common Stock. Under Delaware law, we are permitted to obtain approval of the Amendment by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the Amendment at a meeting at which all shares entitled to vote thereon were present and voted. On April 8, 2002, holders of a majority of the shares of our Common Stock acted by written consent to approve the Amendment.

     We have elected not to call a special meeting of our shareholders in order to eliminate the costs of and time involved in holding a special meeting. During our prior four shareholder meetings, we had no more than two shareholders attend the same, other than members of our management. As such, our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

     The Amendment will become effective when filed with the Secretary of State of the State of Delaware. We anticipate that the filing of the Amendment will occur after dissemination of this Information Statement to our shareholders, which is expected to occur on or about ______________, 2002.

     Shareholders of record at the close of business on April 8, 2002, (the "Record Date"), are entitled to receive this Information Statement. As the Amendment has been duly approved by shareholders holding a majority of the outstanding shares of Common Stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

     We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to shareholders pursuant to Section 228 of the Delaware General Corporation Law.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

           The date of this Information Statement is May _______, 2002

     -----------------------------------------------------------------------


AMENDMENT TO CERTIFICATE OF INCORPORATION,
AS AMENDED, TO EFFECT A 200 FOR 1 REVERSE STOCK SPLIT

     On April 8, 2002, our Board of Directors voted to authorize and recommend that our shareholders approve the Amendment to effect the Reverse Stock Split. In regard to this vote, Messrs. Miller and Wilson, two of our directors, abstained from voting due to a perceived potential conflict of interest. This potential conflict arises out of these directors holding warrants to purchase shares of our Common Stock. Pursuant to the previously established terms of these warrants, the number of shares underlying each warrant is not adjustable in the event of a reverse stock split.

     Also on April 8, 2002, shareholders representing a majority of the shares of the Common Stock outstanding consented in writing to the Amendment.

     The terms of the Reverse Stock Split provide for each two hundred (200) of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one (1) share of our Common Stock (the "New Shares"), thereby reducing the number of shares of our Common Stock issued and outstanding.

     The  Amendment  will not  change  the par value  designation  of our Common
Stock.

     The Reverse Stock Split will become effective upon filing of the Amendment with the Secretary of State of the State of Delaware, but our Board of Directors reserves the right to not make such filing if it deems it appropriate not to do so.

PURPOSE AND EFFECT OF THE AMENDMENT

     Our Board of Directors believes that the relatively low per-share market price of the Common Stock impairs the acceptability of our Common Stock to certain members of the investing public, as well as the viability of our current business plan. Because of the current low price of our Common Stock, our credibility as a viable business enterprise is negatively impacted. Specifically, many analysts will not or are not permitted to initiate coverage on any securities that trade below $5.00. In addition, certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced securities. However, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. While we do not believe that our Common Stock falls within the definition of a "penny stock" set forth in Rule
15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we believe that many broker-dealers regularly treat our Common Stock like a penny stock for the purposes of the additional burdensome sales practices required in connection with the sale of such securities. For example, broker-dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to a sale of penny stock. Also, a disclosure schedule must be prepared before any transaction involving a penny stock, and disclosure is required about (1) sales commissions payable to both the broker-dealer and the registered representative; and (2) current quotations for the securities. Monthly statements are also required to be sent disclosing recent price information for the penny stock. Because of these additional obligations, some brokers will not effect transactions in penny stocks.

     Because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase our Common Stock at its current price levels.

     Also, our Board of Directors believes that some potential executives and other employees are less likely to consider working for a company with a low stock price, regardless of the size of the company's market capitalization. If the Reverse Stock Split successfully increases the per share price of our Common Stock (of which there can be no assurance), our Board of Directors believes this increase could enhance our Company's ability to attract and retain key executives and other employees. The reduction in the number of outstanding shares is expected to increase the bid price of our Common Stock, although there can be no assurance that the price will increase in inverse proportion to the ratio of the Reverse Stock Split ratio.

     Over approximately the last three years, our Board has attempted to alleviate this problem by taking certain actions intended to cause the price of our Common Stock to increase, including implementation of a buyback program of our Common Stock. During this period, we purchased approximately 2,073,480 shares of our Common Stock at an approximate cost of $458,000. Our efforts in this regard have not culminated in the desired result. We may in the future attempt to cause our Common Stock to become listed on a national exchange. These national exchanges have minimum listing and maintenance requirements. By undertaking the Reverse Stock Split, we believe that our opportunity to have our Common Stock listed on such a national stock exchange will be greatly enhanced. However, there can be no assurances that we will cause an application to be filed to list our Common Stock for trading on any national exchange, or if we do so, that our application will be accepted, despite the Reverse Stock Split.

     For these reasons our Board of Directors has chosen to adopt and recommend the Reverse Stock Split.

     The market price of our Common Stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control.

     The Reverse Stock Split will affect all of our shareholders uniformly. We will issue fractional shares to those shareholders who are entitled to receive them as a consequence of the Reverse Stock Split. After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as such stockholder held prior to the Effective Date. The number of shares of our Common Stock that may be purchased upon the exercise of outstanding options or conversion of outstanding Convertible Preferred Stock and the per share exercise or conversion prices thereof, will be adjusted appropriately to give effect to the Reverse Stock Split as of the Effective Date, except for those certain outstanding warrants discussed above, for which the number of shares underlying each warrant is not adjustable in the event of a reverse stock split.

     The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, the split will increase the number of shareholders who own odd-lots and/or fractional shares. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

     The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion with the exchange ratio for the Reverse Stock Split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

     The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split, but determined that the availability of additional shares may be beneficial to our Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining

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

stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses, through the issuance of shares.

     Because the Reverse Stock Split will result in an increased number of authorized but unissued shares of our Common Stock, it may be construed as having an anti-takeover effect. Although the Reverse Stock Split is not being proposed by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Share of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Certificate of Incorporation would not receive the requisite vote. Such uses of our Common Stock could render more difficult, or discourage, an attempt to acquire control of our Company if such transactions were opposed by the Board.

     The Reverse Stock Split and the other terms of the Amendment will have the following effects upon our Common Stock:

     - The number of shares owned by each holder of Common Stock will be reduced by the ratio of two hundred (200) to one (1), reducing the number of shares of our Common Stock outstanding from approximately 15,438,525 shares, to approximately 77,193 shares;

     - The number of shares of Common Stock we are authorized to issue will remain the same at 25,000,000 shares;

     -    The par value of our Common Stock will remain the same;

     - Our Board of Directors will take appropriate action to adjust proportionately the number of shares of our Common Stock issuable upon exercise of outstanding options and conversion of outstanding Preferred Stock and to adjust the related exercise prices of our outstanding options, as a result of which the number of shares of our Common Stock issuable upon the exercise of outstanding options will be reduced from 3,875,000 shares to approximately 19,375 shares, the applicable exercise price range will increase from between $0.125 through $0.42 per option, to between $25 through $84.00 per option. Shares of our Common Stock underlying our Convertible Preferred Stock will be reduced from 400,000 shares to 2,000 shares. These shares of Convertible Preferred Stock are held by David Miller, our Chairman, President and CEO and entities with whom he is affiliated; and

     - Because the terms of our outstanding warrants specifically state that the number of shares underlying each warrant is not adjustable in the event of a reverse stock split, there will not be a proportionate adjustment in the number of shares of our Common Stock issuable upon exercise of outstanding warrants or in the exercise price thereof, as a result of which the number of shares of our Common Stock issuable upon exercise of outstanding warrants will continue to be 8,396,114 shares.

     Most of the outstanding warrants to purchase our Common Stock have been issued to the Chairman of our Company and other members of our management in connection with loans that have been extended to our Company by such persons from time to time since our inception. The loans represented funds that were necessary to conclude transactions in the ordinary course of our business, but were unavailable from other sources. According to the terms of these warrants, in the event of a transaction that results in a reduction of the number of outstanding shares of our Common Stock, including the Reverse Stock Split, there will be no proportionate adjustment in the number of shares issuable upon exercise of the warrants or in the exercise price thereof. The warrants have exercise prices that range from $.13 to $.47. If a significant number of the warrants are exercised following the Reverse Stock Split, the percentage ownership of our Company by persons other than the holders of such warrants will be substantially reduced.

     The New Shares will be fully paid and non-assessable. The Amendment will not change any of the other the terms of our Common Stock. The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares. Each shareholder's percentage ownership of the New Shares will not be altered.

     Because the number of authorized shares of our Common Stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of our Common Stock as a result of the Reverse Stock Split. These shares may be issued by our Board of Directors in its sole discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

     We have no present intention of seeking to terminate our registration and our reporting requirements under the Exchange Act.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT

     The Reverse Stock Split will be effected by the filing of a Certificate of Amendment to our Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, our transfer agent, Continental Stock Transfer & Trust Co., will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a shareholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until such shareholder has surrendered his outstanding certificates, together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

NO RIGHTS OF APPRAISAL

     Under the laws of the State of Delaware, shareholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide shareholders with any such right.

VOTE REQUIRED

     The Amendment requires the approval of the holders of a majority of the outstanding shares of our Common Stock on the Record Date of April 8, 2002. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 15,438,525 shares of our Common Stock outstanding as of the Record Date. On that date, shareholders representing 10,601,368 shares (68.7%) of our Common Stock, which is a majority of the shares outstanding, consented in writing to the Amendment.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following is a summary of certain material federal income tax consequences of the Reverse Stock Split, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to shareholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the

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Internal  Revenue  Code of  1986,  as  amended  (generally,  property  held  for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

         EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

     No gain or loss should be recognized by a shareholder of our Company upon such shareholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefor. The shareholder's holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of our Company's Common Stock as of April 8, 2002, by (i) each person known to the Company to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


        Name and Address of       Amount and Nature of           Percent
        Beneficial Owner(1)       Beneficial Ownership           of Class
        -------------------       --------------------           --------

     David Miller (1)                 6,684,368(2)                 43.3%
     3565 NW 61st Circle
     Boca Raton, FL 33496

     Scott Miller (3)                 1,347,000                     8.7%
     3565 NW 61st Circle
     Boca Raton, FL 33496

     Rita Miller(4)                   1,320,000                     8.6%
     3565 NW 61st Circle
     Boca Raton, FL 33496

     Libo Fineberg Trustee (5)        1,250,000                     7.1%
     Helen Miller Irrevocable Trust
     3500 Gateway Drive
     Pompano Beach, FL 33069

     Ralph Wilson (1)                   157,500                      *
     7 Ensign Lane
     Massapequa, NY 11758

     Samuel G. Weiss (1)                154,165                      *
     265 Sunrise Hwy.
     Suite 30
     Rockville Centre, NY 11570

     All Officers and Directors       8,343,033                   54.0%
     as a group (6 persons)
-------------------------------
(1)  Officer and/or director of our Company.


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



(2) Includes 1,050,000 shares owned by Lite 'N Low, Inc. and 1,550,000 shares owned by Priority Capital Corp.

(3) Scott Miller is the son of David Miller. Scott Miller holds sole voting power and ownership. David Miller disclaims any beneficial ownership.

(4) Rita Miller is the wife of David Miller. She holds sole voting power and ownership. David Miller disclaims any beneficial ownership.

(5) David Miller direct beneficiary. No voting power. David Miller disclaims any beneficial ownership.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                        David Miller, Chairman of the Board

Boca Raton, Florida
May ______, 2002

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        STRATEGIC CAPITAL RESOURCES, INC.


     STRATEGIC CAPITAL RESOURCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation")

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation, a resolution was adopted, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the submission of the proposed amendment to the shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED:  that  the  Certificate  of  Incorporation  of   the
     Corporation be amended by striking out the Article thereof numbered "FOURTH" and inserting in lieu thereof the following:

          4. The total number of shares of all classes which the corporation shall have the authority to issue is 30,000,000 shares, of which 5,000,000 shall be Preferred Shares par value $.01 per share, and 25,000,000 shall be Common Shares par value $.001 per share, having the designation, preferences, limitations and relative rights of the shares of each class as follows:

          A. Preferred Shares. The corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish it from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Delaware in respect to the following:

              (1) The number of shares to constitute such series, and the distinctive designations thereof;

              (2) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

              (3) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

              (4)  The   amount   payable   upon  shares  in  event   of
                   involuntary liquidation;

              (5) The amount payable upon shares in event of voluntary liquidation;

              (6) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

              (7) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

              (8)  Voting powers, if any; and

              (9) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject.

          B.  Common Shares.

              1. The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of the Preferred Shares.

              2. The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

              No holder of shares of the corporation of any class shall have any preemptive or preferential right in or preemptive or preferential right to subscribe to or for or acquire any new or additional shares, or any subsequent issue of shares, or any unissued or treasury shares of the corporation, whether now or hereafter authorized, or any securities convertible into or carrying a right to subscribe to or for or acquire any such shares whether now or hereafter authorized. All shares are to be non-assessable.

              Upon the filing of this Certificate of Amendment, each two hundred (200) outstanding shares of the Corporation's Common Stock shall be combined and consolidated into one (1) Common Share, such that the number of issued and outstanding Common Shares shall be reduced from approximately 15,438,525, to approximately 77,193 shares.

     SECOND: That thereafter, the amendment herein certified was duly adopted by written consent by a majority of the outstanding shares of Common Stock of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by David Miller, its President, this ____ day of _____________, 2002.

                                       STRATEGIC CAPITAL RESOURCES, INC.


                                       By:______________________________________
                                          David Miller, President


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